UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2019

EQM Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 2000 Pittsburgh, Pennsylvania (Address of principal executive offices)	15222 (Zip Code)

Registrant’s telephone number, including area code: (412) 395-2688

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01  Completion of Acquisition or Disposition of Assets.

Purchase and Sale Agreement

On April 10, 2019, EQM Midstream Partners, LP, a Delaware limited partnership (“EQM”) and a subsidiary of Equitrans Midstream Corporation, a Pennsylvania corporation (“ETRN”), consummated its previously announced acquisition (the “Acquisition”) from North Haven Infrastructure Partners II Buffalo Holdings, LLC, a Delaware limited liability company (“NHIP”) and an affiliate of Morgan Stanley Infrastructure Partners, of (i) a 60% Class A interest in Eureka Midstream Holdings, LLC, a Delaware limited liability company, and (ii) a 100% interest in Hornet Midstream Holdings, LLC, a Delaware limited liability company, pursuant to that certain Purchase and Sale Agreement, dated as of March 13, 2019, by and between EQM and NHIP (the “Purchase and Sale Agreement”).  The cash purchase price was approximately $1.03 billion (the “Acquisition Purchase Price”), subject to certain adjustments set forth in the Purchase and Sale Agreement. EQM funded the Acquisition Purchase Price with the net proceeds from the Private Placement (as defined below), which closed simultaneously with the Acquisition.

Convertible Preferred Unit Purchase Agreement

As previously disclosed, EQM entered into a Convertible Preferred Unit Purchase Agreement (the “Purchase Agreement”) on March 13, 2019, with certain affiliates of BlackRock, Inc., GSO Capital Partners LP, Magnetar Financial LLC, The Carlyle Group and Foundation Infrastructure Partners (collectively, the “Original Purchasers”), to issue and sell in a private placement (the “Private Placement”) an aggregate of 22,554,851 Series A Perpetual Convertible Preferred Units representing limited partner interests in EQM (the “Initial Series A Preferred Units”) for a cash purchase price of $48.77 per unit (the “Series A Preferred Unit Purchase Price”), resulting in total gross proceeds of approximately $1.1 billion. In accordance with the Purchase Agreement, on March 18, 2019, EQM entered into Joinder Agreements to the Purchase Agreement (collectively, the “Joinder Agreements”) with certain additional institutional investors identified therein and affiliates of Magnetar Financial LLC (together with the Original Purchasers, the “Purchasers”) to issue and sell in the Private Placement an aggregate of 2,050,440 additional Series A Perpetual Convertible Preferred Units (together with the Initial Series A Preferred Units, the “Series A Preferred Units”) at the Series A Preferred Unit Purchase Price, resulting in additional gross proceeds of approximately $100 million.  Pursuant to the Purchase Agreement and the Joinder Agreements, EQM issued and sold the Series A Preferred Units to the Purchasers on April 10, 2019. EQM used a portion of the proceeds from the Private Placement to fund the Acquisition Purchase Price and to pay certain fees and expenses related to the Acquisition, and intends to use the remainder of the proceeds for general partnership purposes.

Registration Rights Agreement

On April 10, 2019, in connection with the closing of the Private Placement, EQM entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers relating to the registered resale of the Series A Preferred Units issued and sold in the Private Placement (the “Series A Preferred Unit Registrable Securities”) and the common units representing limited partner interests in EQM issuable upon conversion of the Series A Preferred Units (the “Common Units” and, together with the Series A Preferred Unit Registrable Securities, the “Registrable Securities”). Pursuant to the Registration Rights Agreement, EQM is required to use its commercially reasonable efforts to file an initial registration statement for the resale of the Registrable Securities and to cause such registration statement to become effective no later than April 10, 2021.  If EQM fails to cause such registration statement to become effective by that date, EQM will be required to pay certain amounts to the holders of the Registrable Securities as liquidated damages. Additionally, pursuant to the Registration Rights Agreement and upon request of certain holders of Registrable Securities, EQM is required to use its commercially reasonable efforts to obtain and maintain a rating from a nationally recognized rating agency with respect to the Series A Preferred Units with certain costs associated therewith to be borne by such requesting holders.

In certain circumstances, and subject to certain qualifications and limitations, holders of Registrable Securities will have piggyback registration rights on offerings of Common Units initiated by certain other holders, and certain of the Purchasers will have the right to request that EQM initiate up to an aggregate of six Underwritten Offerings (as defined in the Registration Rights Agreement) when they reasonably expect certain gross proceeds from any such Underwritten Offering. The rights under the Registration Rights Agreement will generally cease on the second anniversary of the date on which all Series A Preferred Units have been converted into Common Units unless such rights cease earlier pursuant to the terms of the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information regarding EQM’s issuance of Series A Preferred Units in connection with the Private Placement set forth in Item 2.01 of this Report is incorporated by reference into this Item 3.02.

The Series A Preferred Units issued pursuant to the Purchase Agreement and the Joinder Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act.

A summary of the rights, preferences and privileges of the Series A Preferred Units is set forth in Item 1.01 of the Current Report on Form 8-K filed by EQM on March 15, 2019 and is incorporated herein by reference.

Item 3.03  Material Modification to Rights of Securities Holders.

On April 10, 2019, EQM issued the Series A Preferred Units pursuant to the Purchase Agreement and the Joinder Agreements, which Series A Preferred Units entitle their holders to certain rights that are senior to the rights of holders of Common Units, such as rights to certain distributions and rights upon liquidation of EQM.  In addition, on April 10, 2019, in connection with the Private Placement, EQM entered into the Registration Rights Agreement with the Purchasers relating to the registered resale of the Registrable Securities.  The general effect of the issuance of the Series A Preferred Units and entry into the Registration Rights Agreement upon the rights of the holders of Common Units is more fully described in Items 2.01 and 5.03 of this Report, which descriptions are incorporated in this Item 3.03 by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 10, 2019, in connection with the closing of the Private Placement, EQGP Services, LLC, a Delaware limited liability company and the general partner of EQM (the “General Partner”), amended and restated the Third Amended and Restated Agreement of Limited Partnership of EQM dated as of February 22, 2019 by executing the Fourth Amended and Restated Agreement of Limited Partnership of EQM (the “Fourth Amended and Restated Partnership Agreement”).  Set forth below is a summary description of the amendments that were implemented by the Fourth Amended and Restated Partnership Agreement:

•                  the rights, preferences, privileges and other terms relating to the Series A Preferred Units were set forth therein (see primarily Section 5.11 of the Fourth Amended and Restated Partnership Agreement); and

•                  other amendments that the General Partner determined were necessary or appropriate in connection with the authorization and issuance of the Series A Preferred Units.

A summary of the rights, preferences and privileges of the Series A Preferred Units and other material terms and conditions of the Fourth Amended and Restated Partnership Agreement is set forth in Item 1.01 of the Current Report on Form 8-K filed by EQM on March 15, 2019 and is incorporated herein by reference.

The foregoing description of the Fourth Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amended and Restated Partnership Agreement, a copy of which is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On April 10, 2019, ETRN and EQM issued a joint news release announcing EQM’s consummation of the Acquisition and the Private Placement. A copy of the news release containing the announcement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 of this Report (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Fourth Amended and Restated Agreement of Limited Partnership of EQM Midstream Partners, LP, dated as of April 10, 2019.

4.1*	Registration Rights Agreement, dated as of April 10, 2019, by and among EQM Midstream Partners, LP and the Purchasers party thereto.

99.1	News Release, dated as of April 10, 2019, issued by Equitrans Midstream Corporation and EQM Midstream Partners, LP

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  EQM Midstream Partners, LP hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQM MIDSTREAM PARTNERS, LP

	By:	EQGP Services, LLC, its general partner

Date: April 10, 2019	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer